Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


SpatiaLight, Inc.
Novato, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 2004, relating to the consolidated financial statements and schedules of SpatiaLight, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


/s/ BDO Seidman, LLP
San Francisco, California
January 27, 2005